The Law Offices of
             O'CONNOR, CAVANAGH, ANDERSON, KILLINGSWORTH & BESHEARS
                      One East Camelback Road, Suite 1100
                             Phoenix, Arizona 85012

                            Telephone: (602) 263-2400
                               Fax: (602) 263-2900



                                  June 6, 1997



Main Street and Main Incorporated
5050 North 40th Street, Suite 200
Phoenix, Arizona  85018

                  Re:      Registration Statement on Form S-3
                           Main Street and Main Incorporated

Ladies and Gentlemen:

                  We have acted as legal counsel to Main Street and Main Incorporated (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about June 6, 1997 under the Securities Act of 1933, as amended, covering an aggregate of 2,313,104 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), that may be sold from time to time by certain of the Company's stockholders (the "Selling Stockholders") (all such shares of Common Stock collectively called the "Shares").

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

                  Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to such further limitations and qualifications set forth below, it is our opinion that when (a) the Registration Statement as then amended shall have been declared effective by the Commission, and (b) the Shares have been
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Main Street and Main Incorporated
June 6, 1997
Page 2

sold by the Selling Stockholders as described in the Registration Statement, the Shares will be validly issued, fully paid, and non-assessable.

                  For purposes of our opinion, we have assumed (i) the payment by the Selling Stockholders (or the prior holders thereof) of the full and sufficient consideration due from them to the Company for such Shares, and (ii) that the Shares have been duly issued, executed, and authenticated by the Company. For purposes of our opinion, we also have assumed that the Company has paid all taxes, penalties and interest which are due and owing to the State of Arizona.

                  We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the State of Arizona. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                               Very truly yours,

                                               /s/ O'Connor, Cavanagh, Anderson,
                                               Killingsworth & Beshears, P.A.

RSK/rr
25829-83/POO1745B